STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of April 19, 2006 (this "Agreement"), by and among VoIP, INC., a Texas corporation ("Seller"), William F. Burbank ("Purchaser"), and VCG TECHNOLOGIES, INC., a Florida corporation doing business as DTNet TECHNOLOGIES ("Company").

WITNESSETH

WHEREAS, Seller desires to sell to Purchaser 3,800,000 shares of the Company's common stock, par value $0.05 per share (the "Common Stock") (the "Shares"), representing 100% of the Company's issued and outstanding shares of the Common Stock on the terms and conditions set forth in this Agreement; and

WHEREAS, Purchaser desires to buy the Shares on the terms and conditions set forth herein; and

WHEREAS, Company joins in the execution of this Agreement for the purpose of evidencing its consent to the consummation of the foregoing transactions and for the purpose of making certain representations and warranties to and covenants and agreements with Purchaser.

NOW, THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the parties hereto as follows.

ARTICLE 1
SALE AND PURCHASE OF THE SHARES

1.1 Sale of the Shares. Subject to the terms and conditions herein set forth, on the basis of the representations, warranties and agreements herein contained, Seller agrees to sell, assign, transfer and deliver the Shares to Purchaser, and Purchaser agrees to purchase the Shares from Seller.

1.2 The Closing. The closing (the "Closing") of the purchase of the Shares and the other transactions referred to in Section 6 hereof shall take place by means of facsimile signatures on counterpart copies exchanged between counsel to the parties on or before April 19, 2006, with originally executed documents thereafter to be delivered via overnight delivery. The date of the Closing is herein referred to as the "Closing Date".

1.3 Instruments of Conveyance and Transfer. On the Closing Date, Seller shall deliver certificates representing the Shares to Purchaser duly endorsed by Seller to Purchaser, in form and substance satisfactory to Purchaser ("Certificates"), as shall be effective to vest in Purchaser all right, title and interest in and to all of the Shares. See Article 6 below.

1.4 Consideration and Payment for the Shares. On the Closing Date, in consideration for the Shares, Purchaser shall surrender to Seller for cancellation warrants to purchase 200,000 shares of Seller's common stock and 200,000 shares of Seller's common stock (the "Purchase Price").

1.5 Company Bank Account. On the Closing Date, Seller shall execute authorizations instructing Bank Atlantic to change Company bank account signatories to those parties requested by Purchaser.

1.6 Company Payroll and Medical Insurance. If requested by Purchaser, Seller shall process the medical insurance payment for the month of May for the Purchaser and Company employees and payroll for the Company which is payable on April 28, 2006 and May 12, 2006. Company or Purchaser shall remimburse to Seller on or before May 12, 2006, the amount of the medical insurance paid and Company's payroll processed by the Seller, including all taxes and benefits. The employees of the Company may request Medical Insurance from the Company provider in accordance with COBRA.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents, warrants and undertakes to Purchaser that, except as set forth in the Disclosure Schedule:

2.1 Transfer of Title. Seller shall transfer all right, title and interest in and to the Shares to Purchaser free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind or nature whatsoever, whether direct or indirect or contingent. Ownership of the Shares shall continue to manifest in the Company the ownership of the assets and responsibility for all of the liabilities of the Company. Listings of Company Trade Accounts Receivable, Trade Accounts Payable and Inventory as of the day prior to the Closing Date are set forth on Exhibits A, B & C, respectively.

2.2 Execution and Delivery

(a) Due Execution. This Agreement has been duly executed and delivered by Seller.

(b) Valid Agreement. This Agreement constitutes, and upon execution and delivery thereof by Seller, will constitute, a valid and binding agreement of Seller enforceable against Seller in accordance with its terms.

(c) Authorization. The execution, delivery and performance by Seller of this Agreement and the delivery by Seller of the Shares have been duly and validly authorized by the Company, and no further consent or authorization of Seller, the Company, its Board of Directors, or its stockholders is required.

(d) Seller's Title to Shares; No Liens or Preemptive Rights; Valid Issuance. Seller has and at the Closing will have good and valid title and control of the Shares; there will be no existing impediment or encumbrance to the sale and transfer of such Shares to Purchaser; and on delivery to Purchaser of the Shares, good and valid title to all the Shares will pass to Purchaser and all of the Shares will be free and clear of all taxes, liens, security interests, pledges, rights of first refusal or other preference rights, encumbrances, charges, restrictions, demands, claims or assessments of any kind or any nature whatsoever, whether direct, indirect or contingent and shall not be subject to preemptive rights, tag-along rights, or similar rights of any

of the stockholders of the Company. The Shares have been legally and validly issued in compliance with all applicable U.S. federal and state securities laws, and are fully paid and non-assessable shares of the Company's Common Stock, and the Shares have all been issued under duly authorized resolutions of the Board of Directors of the Company. At the Closing, Seller shall deliver to Purchaser Certificates representing the Shares free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever with appropriate stock powers with medallion guarantees.

2.3 No Governmental Action Required. The execution and delivery by Seller of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official.

2.4 Compliance with Applicable Law and Corporate Documents. The execution and delivery by Seller and the Company of this Agreement does not and will not, and the sale by Seller of the Shares and the consummation of the other transactions contemplated by this Agreement does not and will not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the articles of incorporation or by-laws of the Company or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon Seller or any of its or the Company's assets, or result in the creation or imposition of any lien on any asset of Seller.

2.5 Not a Voting Trust; No Proxies. None of the Shares is or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to the Shares. Except as provided in this Agreement, Seller is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the sale contemplated by this Agreement, impair, restrict or delay any voting rights with respect to the Shares.

2.6 Survival of Representations. The representations and warranties herein by Seller will be true and correct in all material respects on and as of the Closing Date with the same force and effect as though said representations and warranties had been made on and as of the Closing Date and will survive the Closing Date as provided in Section 7.1(c).

2.7 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by Purchaser or the Company in connection with the transactions contemplated by this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COMPANY

The Company represents, warrants and undertakes to Purchaser that, except as set forth on the Disclosure Schedule:

3.1 No Governmental Action Required. The execution and delivery by the Company of this Agreement does not and will not, and the consummation of the transactions contemplated

hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official.

3.2 Compliance with Applicable Law and Corporate Documents. The execution and delivery by the Company of this Agreement and the performance by the parties hereto of the transactions contemplated hereby does not and will not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the Company's articles of incorporation or bylaws, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any its assets, or result in the creation or imposition of any lien on any asset of the Company. To the best of its knowledge, the Company is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Unless specifically stated otherwise, Purchaser represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

4.1 Agreement's Validity. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

4.2 Investment Intent. Purchaser is acquiring the Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof.

4.3 Restricted Securities. Purchaser understands that the Shares have not been registered pursuant to the Securities Act or any applicable state securities laws, that the Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

4.4 Legend. It is agreed and understood by Purchaser that the Certificates representing the Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

> THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION

FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

4.5 Disclosure of Information. Purchaser acknowledges that it has been furnished with information regarding the Company and its business, assets, results of operations, and financial condition to allow Purchaser to make an informed decision regarding an investment in the Shares. Purchaser represents that it has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operation, and financial condition.

ARTICLE 5
COVENANTS OF THE PARTIES

5.1 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article 7 below). Seller agrees that from and after the Closing, Purchaser will be entitled to review and inspect all documents, books, records (including Tax records), properties, agreements, field operations, environmental records and compliance, and financial data of any sort relating to the Company, and to discuss the Company with its employees, customers and vendors. If for any reason the Closing does not occur, Purchaser agrees to maintain the confidentiality of and not use for its benefit any information obtained about the Company in the course of such review.

5.2 Notices and Consents. Seller will, and will cause the Company to, give any notices to third parties, and Seller will use its best efforts, and will cause the Company to use its best efforts, to obtain any third-party consents that Purchaser may request. Each of the Parties will (and Seller will cause the Company to) give any notices to, make any filings with, and use its best efforts to obtain any required authorizations, consents, and approvals of governmental bodies.

5.3 Transition. Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. Seller will refer all customer inquiries relating to the business of the Company to Purchaser from and after the Closing.

5.4 Lease. Company hereby assumes all duties and responsibilities under the lease of the premises currently occupied by the Company. Purchaser shall use his best efforts to have the tenant under the lease changed from VoIP Solutions to the Company. Seller shall not prohibit Purchaser or Company from subletting the leased premises. A copy of the lease and addendum thereto is attached hereto as Exhinit D.

5.5 Employees. Seller agrees that it will take no action to induce any employee of the Company to leave the employment of the Company within a period of one year after the Closing.

5.6 Web Site and Logo. Seller agrees to assist Purchaser and the Company with reasonably requested changes, and modifications to the Company website and to provide basic training on website maintenance and modification. Seller shall also assist with any required transfers of all company related domain names, URL's, email accounts, telephone numbers, etc set forth on the Disclosure Schedule, and provide reasonably requested logo and marketing collateral changes and modifications.

ARTICLE 6
THE CLOSING

6.1 Conditions to the Obligations of the Purchaser at Closing. The obligation of the Purchaser hereunder shall be subject to the fulfillment, or waiver by the Purchaser, of each of the following conditions on or before the Closing Date:

(a) Accuracy of Representations and Warrantees. Each representation and warranty of Seller and Company contained in herein shall be true on and as of the Closing Date.

(b) Performance. The Company and Seller shall have each performed and complied in all material respects with the agreements and conditions contained in this Agreement.

(c) Other Matters. All corporate, legal, governmental, administrative and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

6.2 Conditions to the Obligations of Seller and the Company at Closing.

(a) Accuracy of Representations and Warrantees. The representations and warrantees of the Purchaser contained in herein shall be true on and as of the Closing Date.

(b) Performance. The Purchaser shall have each performed and complied in all material respects with the agreement and conditions contained in this Agreement.

(c) Other Matters. All corporate, legal, governmental, administrative and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Seller and the Company, and they shall have received all such counterpart originals or certified copies of such documents as they reasonably request.

6.3 Actions at the Closing. The following actions shall take place at or prior to the Closing:

(a) The Disclosure Schedule and Exhibits shall be completed by Seller and delivered to Purchaser.

(b) Seller shall cause its affiliates or employees to resign as officers of the Company and to be replaced by a slate which Purchaser shall provide.

(c) Seller shall have obtained and delivered to Purchaser all consents necessary to transfer and assign the Shares to Purchaser.

6.4 Deliveries. The Closing shall occur as a single integrated transaction, as follows.

(a) Delivery by Seller. Seller shall, as a condition precedent to Purchaser's obligations hereunder, deliver to Purchaser:

(i) Certificate evidencing the Shares duly endorsed or with executed stock powers to effect transfer to the Purchaser;

(ii) Copies of resolutions by the Board of Directors of the Company, certified by its Secretary, approving the terms of this Agreement, the execution of the Agreement by the Company, the action to be taken by the Company hereunder, including the action set forth in Subsection 6.1(g) above; and

(iii) Copies of all books, records and documents relating to the Company, including the corporate records and stock records of the Company, and all other material relating to the Company then in its possession or control;

(iv) Any other such instruments, documents and certificates as are required to be delivered by Seller or its representatives pursuant to the provisions of this Agreement;

(v) The Consents;

(vi) The Disclosure Schedule and Exhibits;

(vii) The resignation of the Board of Directors of the Company;

(viii) Copy of the Stock Purchase Agreement dated June 25th, 2004 between VoIP, Inc. and DTNet Technologies, Inc. The Seller agrees to transfer all rights under this agreement to the Purchaser..

(ix) Copies of all VoIP, Inc. employee agreements and non-competition agreements of current and past Company employees. The Seller agrees to transfer all rights such as non-competion of Company employees to the Purchaser provided Purchaser acts in good faith regarding non-disclosure of trade secrets.

(b) Delivery by Purchaser. Purchaser shall deliver to Seller the following:

The warrants and shares of Purchaser described in Section 1.4.

ARTICLE 7
INDEMNIFICATION

7.1 Purchaser Claims.

(a) Seller shall indemnify and hold harmless Purchaser, its successors and assigns, against, and in respect of:

(i) Any and all damages, losses, liabilities, costs, and expenses incurred or suffered by Purchaser that result from, relate to, or arise out of:

(A) Any failure by Seller to carry out any covenant or agreement contained in this Agreement;

(B) Any material misrepresentation or breach of warranty by Seller contained in this Agreement, the Disclosure Schedule, or any certificate, furnished to Purchaser by Seller pursuant hereto; or

(C) Any claim by any Person for any brokerage or finder's fee or commission in respect of the transactions contemplated hereby as a result of Seller's dealings, agreement, or arrangement with such Person.

(D) Any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs, and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing including all such expenses reasonably incurred in mitigating any damages resulting to Purchaser from any matter set forth in subsection (i) above.

(b) The amount of any liability of Seller under this Section 7.1 shall be computed net of any tax benefit to Purchaser from the matter giving rise to the claim for indemnification hereunder and net of any insurance proceeds received by Purchaser with respect to the matter out of which such liability arose.

(c) The representations and warranties of Seller contained in this Agreement, the Disclosure Schedule, or any certificate delivered by or on behalf of Seller pursuant to this Agreement or in connection with the transactions contemplated herein shall survive the consummation of the transactions contemplated herein and shall continue in full force and effect for a period of one year ("Survival Period"). Anything to the contrary notwithstanding, the Survival period shall be extended automatically to include any time period necessary to resolve a written claim for indemnification which was made in reasonable detail before expiration of the Survival Period but not resolved prior to its expiration, and any such extension shall apply only as to the claims so asserted and not so resolved within the Survival Period. Liability for any such item shall continue until such claim shall have been finally settled, decided, or adjudicated.

(d) Purchaser shall provide written notice to Seller of any claim for indemnification under this Article as soon as practicable; provided, however, that failure to provide such notice on a timely basis shall not bar Purchaser's ability to assert any such claim except to the extent that Seller is actually prejudiced thereby, provided that such notice is received by Seller during the applicable Survival Period. Purchaser shall make commercially reasonable efforts to mitigate any damages, expenses, etc. resulting from any matter giving rise to liability of Seller under this Article.

7.2 Defense of Third-Party Claims. With respect to any claim by Purchaser under Section 7.1, relating to a third-party claim or demand, Purchaser shall provide Seller with prompt written notice thereof and Seller may defend, in good faith and at its expense, by legal counsel chosen by it and reasonably acceptable to Purchaser any such claim or demand, and Purchaser, at its expense, shall have the right to participate in the defense of any such third-party claim. So long as Seller is defending in good faith any such third-party claim, Purchaser shall not settle or compromise such third-party claim. In any event Purchaser shall cooperate in the settlement or compromise of, or defense against, any such asserted claim.

7.3 Seller Claims. Purchaser and the Company shall indemnify and hold harmless Seller against, and in respect of, any and all damages, claims, losses, liabilities, and expenses, including without limitation, legal, accounting and other expenses, which may arise out of: (a) any material breach or violation by Purchaser of any covenant set forth herein or any failure to fulfill any obligation set forth herein, including, but not limited to, the obligation to satisfy the liabilities of the Company; (b) any material breach of any of the representations or warranties made in this Agreement by Purchaser; (c) any claim by any Person for any brokerage or finder's fee or commission in respect of the transactions contemplated hereby as a result of Purchaser's dealings, agreement, or arrangement with such Person, or (d) any claim against Seller based upon any liability of the Company, whether made on the date hereof or hereafter contracted, it being agreed that by acquiring the Company, Seller shall have no responsibility for any liability or obligation of the Company.

7.4 Limitations. No party shall bear any liability to the other unless all claims brought under this Article shall equal or exceed $5,000, and then only to the extent of such claims in excess of $5,000.

7.5 Employment: Seller hereby waives and releases Purchaser, company employees and company from any and all actual or potential alienation on trade or non-compete agreements or covenants and employment agreements, either written or implied, provided Purchaser acts in good faith regarding non-disclosure of trade secrets. Purchaser and company shall be free to employ any of the company's current employees or those of any parent or subsidiary.

ARTICLE 8
MISCELLANEOUS

8.1 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understanding related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty,

covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statement, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not set forth.

8.2 Notices. Any notice or communications hereunder must be in writing and given by depositing same in the United States mail addressed to the party to be notified, postage prepaid and registered or certified mail with return receipt requested or by delivering same in person. Such notices shall be deemed to have been received on the date on which it is hand delivered or on the third business day following the date on which it is to be mailed. For purpose of giving notice, the addresses of the parties shall be:

If to Seller:

VoIP, Inc.
12330 S.W. 53rd Street, Suite 712
Fort Lauderdale, Florida 33330
Fax: (954) 434-4454

If to Purchaser or to the Company:

William F. Burbank
2605 Windham Court
Delray Beach, Florida 33445
Fax: (561) 423-0854

8.3 Governing Law. This Agreement shall be governed in all respects, including validity, construction, interpretation and effect, by the laws of the State of Florida (without regard to principles of conflicts of law).

8.4 Consent to Jurisdiction. Each party irrevocably submits to the jurisdiction of the appropriate state or federal courts in the State of Florida for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby.

8.5 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.6 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed, or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or towaive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any

single or partial exercise of any such right, power of privilege, preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

8.7 Binding Effect; No Assignment, No Third-Party Rights. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of each of the parties hereto or by operation of law. This Agreement is for the sole benefit of the parties hereto and their permitted assigns, and nothing herein, expressed or implied, shall give or be construed to give to any person, including any union or any employee or former employee of Seller, any legal or equitable rights, benefits or remedies of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

8.8 Further Assurances. Each party shall, at the request of the other party, at any time and from time to time following the Closing Date promptly execute and deliver, or cause to be executed and delivered, to such requesting party all such further instruments and take all such further action as may be reasonably necessary or appropriate to carry out the provisions and intents of this Agreement and of the instruments delivered pursuant to this Agreement.

8.9 Severability of Provisions. If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of the Agreement, or the application of such provision or portion of such provision is held invalid or unenforceable to person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable, and in no event shall this Agreement be rendered void or unenforceable.

8.10 Exhibits and Schedules. All exhibits annexed hereto, and all schedules referred to herein, are hereby incorporated in and made a part of this Agreement as if set forth herein. Any matter disclosed on any schedule referred to herein shall be deemed also to have been disclosed on any other applicable schedule referred to herein.

8.11 Captions. All section titles or captions contained in this Agreement or in any schedule or exhibit annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

8.12 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the Closing Date occurs, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions hereof and the consummation of the transactions contemplated.

8.13 Public Announcements. Purchaser and Seller agree to consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law, neither party will issue any such press release or make any public statement prior to consultation and agreement from the other party.

8.14 Non-confidentiality. Notwithstanding Section 8.13, the Company, Seller and Purchaser, and each employee, representative or other agent of the same (collectively the "Covered Parties"), may disclose to their respective tax accountants, legal advisors and taxing governmental authorities, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to a Covered Party relating to such tax treatment and tax structure.

8.15 Seller Release. Seller, for itself and its affiliates, successors, and assigns (collectively the "Releasing Parties") hereby release, acquit, and forever discharge any and all claims and demands of whatever kind or character, whether vicarious, derivative, or direct, whether contingent or liquidated, or whether known or unknown, that it or they, individually, collectively, or otherwise, have or may have or assert or may assert against the Company, Purchaser, any subsidiary, affiliated, or related company, or other related entity, or any officer, director, fiduciary, agent, employee, representative, insurer, attorney, accountant, financial advisor, consultant, partner, or shareholder of the Company or Purchaser, or any successors and assigns of the Company, Purchaser or the other entities, companies, partnerships, persons or parties just named (collectively the "Released Parties") based upon any theory of federal, state or local statutory or common law, the breach of any provision of any contract (express or implied), or with respect to any facts or circumstances that exist with respect to the relationship among the Company or the Releasing Parties, whether known or unknown, through the date of execution of this Agreement.

8.16 Purchaser Release. Purchaser, for itself and its affiliates, successors, assigns and the Company (collectively the "Releasing Parties") hereby release, acquit, and forever discharge any and all claims and demands of whatever kind or character, whether vicarious, derivative, or direct, whether contingent or liquidated, or whether known or unknown, that it or they, individually, collectively, or otherwise, have or may have or assert or may assert against the, Seller, any subsidiary, affiliated, or related company, or other related entity, or any officer, director, fiduciary, agent, employee, representative, insurer, attorney, accountant, financial advisor, consultant, partner, or shareholder of the Seller, or any successors and assigns of the Seller or the other entities, companies, partnerships, persons or parties just named (collectively the "Released Parties") based upon any theory of federal, state or local statutory or common law, the breach of any provision of any contract (express or implied), or with respect to any facts or circumstances that exist with respect to the relationship among the Seller, Company or the Releasing Parties, whether known or unknown, through the date of execution of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written herein above.

VOIP, INC.

By: /s/ Hal H. Bibee

Hal H. Bibee, President

VCG TECHNOLOGIES, INC.

D/B/A DTNet Technologies

By: /s/ William F. Burbank

William F. Burbank, President

WILLIAM F. BURBANK

By: /s/ William F. Burbank

William F. Burbank